Exhibit 16.1

February 8, 2005

Chief Accountant
SECPS Letter File, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Microwave Filter Company, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of Microwave's Form 8-K/A report dated January 31, 2005. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/  PricewaterhouseCoopers LLP
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     PricewaterhouseCoopers LLP